                                                                       Exhibit 5

                           [Dayton Hudson Letterhead]



                               September 27, 1996


Dayton Hudson Corporation
777 Nicollet Mall
Minneapolis, Minnesota  55402-1055

          RE:  Registration Statement on Form S-3
               ----------------------------------


Ladies and Gentlemen:

     I am Senior Vice President, General Counsel and Secretary of Dayton Hudson Corporation (the "Corporation") and, as such, I and the attorneys that I supervise have acted as counsel for the Corporation in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act") in connection with the proposed offer and sale of the following securities (the "Securities") of the Corporation having an aggregate initial offering price of up to $228,800,000:

     (i) unsecured debt securities (the "Debt Securities"), issuable directly or upon exercise of Warrants (as defined below);

     (ii) preferred stock, $.01 par value per share, (the "Preferred Stock") of the Corporation, interests in which may be evidenced by appropriately prepared depositary shares (the "Depositary Shares"), issuable directly or upon exercise of Warrants (as defined below);

     (iii) common stock, $.3333 par value per share (the "Common Stock") of the Corporation, issuable directly or upon conversion of Debt Securities or Preferred Stock, or Depositary Shares, or upon exercise of Warrants (as defined below); and

     (iv) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (collectively, the "Warrants").

     The Securities may be offered separately or as part of units with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the "Prospectus") constituting a part of the Registration Statement, and in the Registration Statement. The term "Securities", as used herein, shall incorporate the definition of the term "Offered Securities" contained in the Prospectus and the Registration Statement.

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Dayton Hudson Corporation
September 27, 1996
Page 2



     The Debt Securities are to be in the forms filed as Exhibits 4(g) and 4(o) to the Registration Statement, whichever is appropriate and with appropriate insertions, and are to be issued under one or more indentures in the form filed as Exhibit 4(f) to the Registration Statement, with appropriate insertions (the "Indenture"), to be entered into by the Corporation and a trustee or trustees to be named by the Corporation. The shares of Preferred Stock are to be evidenced by the forms of preferred stock certificate filed as Exhibits 4(i) and 4(j) to the Registration Statement, whichever is appropriate and with appropriate insertions. Each series of Preferred Stock is to be issued under the Corporation's Restated Articles of Incorporation, as amended, (the "Articles of Incorporation") and a certificate of designations (a "Certificate of Designations") to be approved by the Board of Directors of the Company or a committee thereof and filed with the Secretary of State of the State of Minnesota (the "Minnesota Secretary of State") in accordance with Section 302A.401 of the Minnesota Business Corporation Act. The Depositary Shares are to be issued under a deposit agreement in the form filed as Exhibit 4(k) to the Registration Statement, with appropriate insertions, (the "Deposit Agreement") to be entered into by the Corporation, a depositary to be named by the Corporation, and the holders from time to time of depositary receipts evidencing Depositary Shares. The Common Stock is to be evidenced by the form of common stock certificate filed as Exhibit 4(p) to the Registration Statement, with appropriate insertions, and issued under the Articles of Incorporation. The Warrants are to be issued under warrant agreements in the forms filed as Exhibits 4(l), 4(m) and 4(n) to the Registration Statement, whichever is appropriate and with appropriate insertions, (the "Warrant Agreements") to be entered into by the Corporation and warrant agents to be named by the Corporation.

     As part of the corporate action taken and to be taken in connection with issuance of the Securities (the "Corporate Proceedings"), the Board of Directors will, before they are issued, authorize the issuance of any Securities other than the Debt Securities, and certain terms of the Securities to be issued by the Corporation from time to time will be approved by the Board of Directors of the Corporation or a committee thereof or certain authorized officers of the Corporation.

     I, or attorneys that I supervise, have examined or are otherwise familiar with the Articles of Incorporation, the By-Laws of the Corporation, as amended, the Registration Statement, such of the Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as I have deemed necessary or appropriate for the purposes of this opinion.

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Dayton Hudson Corporation
September 27, 1996
Page 3



     Based on the foregoing and the assumptions that follow, I am of the opinion that:

     (i) upon the execution and delivery by the Corporation of the Indenture, the Indenture will become a valid and binding obligation of the Corporation;

     (ii) upon (a) the execution and delivery by the Corporation of the Indenture, (b) the completion of all required Corporate Proceedings relating to the issuance of Debt Securities, (c) the due execution and delivery of the Debt Securities, and (d) the due authentication of the Debt Securities by a duly appointed trustee, such Debt Securities will be valid and binding obligations of the Corporation;

     (iii) upon (a) the due authorization, execution, acknowledgment, delivery and filing by the Corporation with, and recording by, the Minnesota Secretary of State of the applicable Certificate of Designations, (b) the completion of all required Corporate Proceedings relating to the issuance of Preferred Stock, and (c) the due execution, issuance and delivery of certificates representing the Preferred Stock pursuant to such Certificate of Designations, the Preferred Stock will be validly authorized and issued, fully paid and non-assessable;

     (iv) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Common Stock, and (b) the execution, issuance and delivery of the certificates representing Common Stock, the Common Stock will be validly authorized and issued, fully paid and non-assessable;

     (v) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Warrants, (b) the due execution and delivery of Warrant Agreements, (c) the due execution and delivery of the related Warrants, and
  (d) the due authentication of the related Warrants by the Warrant Agent, such Warrants will be legally issued, valid and binding obligations of the Corporation; and

     (vi) upon (a) the completion of all required Corporate Proceedings relating to the issuance of Depositary Shares, (b) the due execution and delivery of a Deposit Agreement, and (c) the due execution and delivery by the Corporation of receipts evidencing interests in the Depositary Shares, the Deposit Agreement will be a valid and binding agreement of the Corporation and the Depositary Shares will be validly authorized and issued, fully paid and non-assessable.

     The foregoing opinions assume that (a) the consideration designated in the applicable Corporate Proceedings for any Security shall have been received by the Corporation in accordance with applicable law; (b) the Indenture and any Deposit

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Dayton Hudson Corporation
September 27, 1996
Page 4




Agreement or Warrant Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Corporation; (c) the Registration Statement shall have become effective under the Securities Act; and
(d) the Indenture shall have become qualified under the Trust Indenture Act of 1939, as amended. To the extent they relate to enforceability, each of the foregoing opinions is subject to the limitation that the provisions of the referenced instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors' rights and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     I have also assumed (a) the accuracy and truthfulness of all public records of the Corporation and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Corporation acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. I express no opinion as to the laws of any jurisdiction other than the laws of the State of Minnesota and the federal laws of the United States of America. To the extent that the governing law provision of a Deposit Agreement or a Warrant Agreement may relate to the laws of a jurisdiction as to which I express no opinion, the opinions set forth herein are given as if the law of Minnesota governs the Deposit Agreement and the Warrant Agreements.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption "Validity of Securities" with respect to the matters stated therein without implying or admitting that I am an "expert" within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              /s/ James T. Hale

                              James T. Hale
                              Senior Vice President, General Counsel
                              and Secretary